Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-4

(Form Type)

KINS TECHNOLOGY GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	New CXApp Common Stock(1) (2)	457(f)(1), 457(c)	6,900,000	$10.02(3)	$69,138,000(5)	(4)	$7619.01
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
		Total Offering Amounts				$69,138,000		$7619.01
		Total Fees Previously Paid						$0
		Total Fee Offsets						—
		Net Fee Due						$7619.01

(1)	The number of shares of common stock, par value $0.0001 per share (the “New CXApp Common Stock”), of KINS Technology Group Inc. (“KINS”, and after the business combination between KINS and CXApp Holding Corp., “New CXApp”) being registered is equal to 6,900,000 and represents 690,000 Class A common stock, par value $0.0001 per share, of KINS (the “KINS Class A Common Stock”) and 6,210,000 shares of Class C common stock, par value $0.0001 per share.
(2)	Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the KINS Class A Common Stock on the Nasdaq Capital Market on October 14, 2022 ($10.02 per KINS Class A Common Stock). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.
(4)	Applicable fee rate is $110.20 per $1,000,000.